UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

PureCycle Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40234	86-2293091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Hazeltine National Drive, Suite 300
Orlando, Florida		32822
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 648-3565

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2020, the Southern Ohio Port Authority (“SOPA”) issued certain revenue Bonds (as defined below) pursuant to an Indenture of Trust dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between SOPA and UMB Bank, N.A., as Trustee (“Trustee”), and loaned the proceeds from their sale to PureCycle: Ohio LLC (“PCO”), an Ohio limited liability company and indirect wholly-owned subsidiary of PureCycle Technologies, Inc. (the “Company”), pursuant to a Loan Agreement dated as of October 1, 2020, between SOPA and PCO (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) to be used to, among other things, acquire, construct and equip the Company’s first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture.

The Revenue Bonds were offered in three series, including (i) Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (“Series 2020A Bonds”); (ii) Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (“Series 2020B Bonds”); and (iii) Subordinated Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (“Series 2020C Bonds” and, together with the Series 2020A Bonds and the Series 2020B Bonds, the “Bonds”).

All of the Bonds are Outstanding under the Indenture. PureCycle Technologies LLC, a Delaware limited liability company (the “Guarantor”), purchased $246,750,000 in aggregate principal amount of Bonds Outstanding under the Indenture on March 5, 2024, of which $216,750,000 in aggregate principal amount are Series 2020A Bonds, and continues to hold all of those purchased Bonds such that the Guarantor comprises the Majority Holders.

On March 25, 2024, SOPA, as Issuer, PCO, the Guarantor, PCTO Holdco LLC, a Delaware limited liability company and affiliate of PCO (the pledgor under the Equity Pledge and Security Agreement) and the Trustee entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) which amended certain provisions of the Indenture, the Loan Agreement and that certain Amended and Restated Guaranty of Completion, entered into as of May 11, 2021, and effective as of October 7, 2020 (the “Guaranty”), by instructing the Trustee to release $22,135,956.99 from the Senior Bonds Debt Service Reserve Fund and $3,261,291.24 from the Repair and Replacement Fund, in each case, to PCO. In addition, the Fourth Supplemental Indenture provides that the Senior Bonds Debt Service Reserve Requirement, the Subordinate Bonds Debt Service Reserve Requirement, and the Repair and Replacement Fund Requirement shall each be reduced to $0, respectively, and that certain provisions of the Indenture and/or the Loan Agreement, as applicable, relating to the funding and maintenance of the Senior Bonds Debt Service Reserve Fund, the Subordinate Bonds Debt Service Reserve Fund, and the Repair and Replacement Fund, will be suspended until the effectiveness of an amendment to the Indenture, the Loan Agreement and/or other applicable Financing Documents provides otherwise in accordance with the terms of the Indenture, the Loan Agreement and such other applicable Financing Documents.

The foregoing description of the Fourth Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture, which is attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Fourth Supplemental Indenture, effective March 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Date:	March 25, 2024	By:	/s/ Jaime Vasquez
Jaime Vasquez, Chief Financial Officer